EXHIBIT 10.68

NATIONAL BOSTON MEDICAL, INC.
PHONE (508) 884-8820 - FAX (508) 880-5208

                              SETTLEMENT AGREEMENT

         This Settlement Agreement made as of October 18, 1999 by and between NATIONAL BOSTON MEDICAL, INC., a Nevada corporation, with offices at 43 Taunton Green, 3rd Floor, Taunton, MA 02780 ("National Boston Medical, Inc.") and AfterMarket Company, 5260 West Phelps, Suite B, Glendale, AZ 85306 (AMC).

         Currently National Boston Medical, Inc. owes $68,386.98 to AMC (the "INDEBTEDNESS"). In exchange for the following consideration as well as other good and valuable consideration paid in hand, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agrees to the following:

     1. NBM shall issue to AMC (or the designee) and AMC shall accept 250,000 shares of the restricted common stock of National Boston Medical, Inc. (the "STOCK"), to be issued within two (2) weeks of execution of this Agreement.

     2. NBM shall pay to AMC and AMC shall accept from National Boston Medical, Inc. $34,193.49 (1/2 the "MONEY"), to be paid within two (2) weeks of execution of this Agreement.

     3.   NBM shall pay $200.00 per week until such balance is paid in full.

     4. NBM shall issue an additional 250,000 shares to be held by AMC until balance is paid in full, at which time the 250,000 shares shall be returned to the treasury of NBM.

     5. Upon receipt of both the STOCK and the MONEY, AMC shall immediately cause a General Release of ALL Claims to be executed in favor NBM (the "RELEASE").

         This Settlement Agreement is freely and voluntarily executed by AMC after being apprized of all relevant information and date by its consultants and/or attorneys. AMC in executing this Settlement Agreement does not rely on any inducements, promises, or representations made by NBM or any of NBM's representatives. Furthermore, no promise, inducement, or agreement not herein set forth, has been made to AMC and this Settlement Agreement contains the entire agreement between the parties hereto, and the terms of this Settlement Agreement are contractual and not merely a recital.

         Should the foregoing terms meet with your approval, please acknowledge such by affixing your name hereto.

         NATIONAL BOSTON MEDICAL, INC.            AFTERMARKET

         /s/ Daniel Hoyng                         /s/ Carmen Arno
         ----------------------------             ---------------------------
         Daniel Hoyng, CEO

               43 TAUNTON GREEN - THIRD FLOOR - TAUNTON, MA 02780